                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 8 of Registration Statement No. 333-69852 of MetLife Investors Variable Life Account Five on Form N-6 of our report dated March 31, 2006 relating to MetLife Investors Variable Life Account Five appearing in this Prospectus, which is part of such Registration Statement, and our report dated April 19, 2006 relating to MetLife Investors Insurance Company of California (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which became effective on January 1, 2004), appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 19, 2006